Morgan Stanley Institutional Funds
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an
	Underwriting Syndicate in which an Affiliate is a Member) (1) January 1, 2002 - June 30, 2002

                                                                   AMT OF
                  PARTICIPATING   TRADE PRICE        AMT   PUR'D   OFFER     %
UNDERWRITING      PORT(s)/FUND(s) DATE  PER SHARE(2) PUR'D FROM    (000)     UW


Rep. Of Philippines Emerge Mkt     1/9/02  99.331  710000  CSFB   750,000 0.095%

Ford Cap Trust Cvt. Global Value  1/24/02  50.00     2300  GS      90,000 0.003%

Carolina Group      Small Co Grth 1/31/02  28.00    28300  GS      31,275 0.090%
                    Value Equity           28.00    14600  GS             0.047%
                    Equity Growth          28.00    87900  SSB            0.281%
                    Focus Equity           28.00    10200  UBS            0.033%
                    Technology             28.00     4600  ML             0.015%
                    Global Equity          28.00     2200  SR/SSB         0.007%

PETCO Animal Supply Small Co Grth 2/21/02  19.00    19200  DB      14,500 0.132%
                    Equity Growth          19.00    59100  GS             0.408%
                    Focus Equity           19.00     6800  ML             0.047%

Rep. Of Malaysia  Emerge Mkts Debt 3/5/02 1.0477   480000  UBS    750,000 0.064%

Rep. Of Phillippines Emerge Mkts  3/5/02  0.9935   720000  HSBC 1,000,000 0.072%

Cia Val Do Rio Doce Emerge Mkts Debt 3/20/02 24.50  53310  ML      68,511 0.078%
                    Latin America            24.50   7290  ML             0.011%

Traveler's Property Global Value    3/21/02  18.50  10315  SR/SSB 210,000 0.005%

Jetblue Airways     Small Co Grth   4/29/02  27.00   1000  ML       5,500 0.018%
                    Equity Growth            27.00   2400  ML             0.044%
                    Focus Equity             27.00    300  ML             0.005%
                    Technology               27.00    100  ML             0.002%

Premcor             Small Co Grth   4/29/02  24.00   1500  CSFB    15,000 0.010%
                    Equity Growth            24.00   3600  CSFB           0.024%
                    Focus Equity             24.00    400  CSFB           0.003%
                    Technology               24.00    100  CSFB           0.001%

Sabre Holdings Corp. Mid Cap Growth 4/4/02   44.50  63800  GS/BS    8,000 0.425%

Fed Rep of Brazil 12% Emerge Mkt Debt 4/11/02 98.09 1110000 JPM 1,000,000 0.111%

Lin TV Inc.         Equity Growth     5/3/02 22.00  22000  BS      14,650 0.150%
                    Technology               22.00   4300  BS             0.029%
                    Small Co Growth          22.00  35500  BS             0.242%

Pirelli & C. Real Est Euro Real Est 6/25/02 26.00 EUR 3200 HSBC JC 40,000 0.008%

(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted

BS - Bear Stearns
CSFB - CS First Boston
DB - Deutsche Bank
GS - Goldman Sachs
HSBC - HSBC
HSBC JC - HSBC James Capel
JPM - JPMorgan
ML - Merrill Lynch
SSB - Salomon Smith Barney
SR - Schroder
UBS - UBS Warburg